UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 1, 2009

Date of Report (Date of earliest event reported)

GOLDLEAF FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Technology Parkway, Suite 200, Norcross, Georgia 30071
(Address of principal executive offices)  (Zip Code)

678-966-0844
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2009, pursuant to the Agreement and Plan of Merger, dated as of August 16, 2009 (the “Merger Agreement”), by and among Goldleaf Financial Solutions, Inc., a Tennessee corporation (the “Company”), Jack Henry & Associates, Inc., a Delaware corporation (“Parent”), and Peachtree Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and becoming an wholly-owned subsidiary of Parent (the “Merger”).

Under the terms of the Merger Agreement, each outstanding share of Goldleaf common stock automatically converted into the right to receive $0.98 in cash.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Annex A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2009, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2009, the Company notified the Nasdaq Stock Market, LLC  (the “Nasdaq”) of the effectiveness of the Merger as more fully described in Item 2.01, which information is hereby incorporated by reference. The Company requested the Nasdaq have the Company’s common stock (traded under the symbol “GFSI”) delisted from the Nasdaq Global Select Market. The Company’s common stock was delisted immediately prior to the open of market on October 2, 2009.

Item 3.03 Material Modifications to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of the Company’s common stock, as more fully described in Item 2.01, which information is hereby incorporated by reference, was converted into the right to receive the Merger Consideration, and the Company’s stockholders, immediately prior to the effective time of the Merger, ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly-owned subsidiary of Parent on October 1, 2009, as more fully disclosed in Item 2.01, which information is hereby incorporated by reference.

The officers of the surviving corporation will be Jack Prim, President, Tony Wormington, Vice-President, Janet Gray, Secretary, and Kevin Williams, Treasurer.

On October 1, 2009,  the entire board of the Company was removed by operation of the merger from the board of directors.  Jack Prim will serve as the initial director of the surviving corporation.

Both Parent and the Company agreed to certain other governance related matters, which are described in the Merger Agreement are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, the Articles of Incorporation and the Bylaws of Merger Sub became the Articles of Incorporation and Bylaws of the Company as the surviving corporation in accordance with the Merger Agreement.  Immediately following the effectiveness of the Merger, the Company amended and restated its Articles of Incorporation.

The descriptions of the Articles of Incorporation and Bylaws is qualified by the copy thereof which is attached as Exhibits 3.1, and 3.2, respectively to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, filed as Annex A to the Company’s Definitive Proxy Statement filed on September 8, 2009
3.1	Charter of Goldleaf Financial Solutions, Inc.
3.2	Bylaws of Goldleaf Financial Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.

Dated: October 2, 2009

	By:	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer